Fushi Copperweld Names Dwight Berry as New Chief Operating Officer

--Announces Departure of EVP and Corporate Controller, James Todd--

Fayetteville, TN, February 17, 2009 – Fushi Copperweld, Inc., (Nasdaq: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today announced the promotion of Dwight Berry to the post of Chief Operating Officer, effective immediately.

Mr. Berry has worked with the Company since June 2008 as Vice President of Commercial Development, where he oversaw the Company's sales and R&D functions.  Mr. Berry has 15 years of direct CATV/wire and cable experience and over 20 years experience in manufacturing management.  Most recently, Mr. Berry served in general manager and operational manager positions where he had responsibility for sales and customer service as well as for manufacturing operations.  Mr. Berry’s education includes a Bachelor of Science Degree from the Mississippi College in Clinton, Mississippi, Financial Training from the Wharton Financial School at the University of Pennsylvania and many additional specialized skills and accomplishments in Senior Leadership and Management.

Mr. Li Fu, Chairman and Chief Executive Officer of Fushi Copperweld, commented, “Dwight is a well respected member of our management team who has a clear understanding of our industry as well as Fushi Copperweld’s strategic goals and objectives.  He has performed exceptionally in the role of Vice President of Commercial Development, and we are very pleased to offer him this promotion.  His broad experience in several key areas of our business make Dwight a natural fit for the COO position.  We are confident that Dwight will make a fantastic COO and ensure that our operations run in a highly efficient and productive manner.”

The Company also announced the departure of Executive Vice President and Corporate Controller, James Todd.  His position will be managed directly by Chris Wang, current President and CFO of Fushi Copperweld.

Mr. Fu commented, “We thank Jim for his service and contributions to Fushi Copperweld.  During his tenure, Jim provided strong leadership and drove a series of financial and operational improvements that have strengthened our overall financial position and helped contain costs between our three operating facilities. We appreciate Jim’s commitment and accomplishments while at Fushi Copperweld and wish him well in the future.”

Mr. Todd responded, “I have enjoyed my time with Fushi Copperweld and believe that the Company has a promising future. While leaving the business is a difficult personal decision, I am doing so because of my desire to spend more time with my family.  I have been privileged to work with an outstanding workforce and will miss the many friends, co-workers and associates who have been an integral part of my professional career with Fushi Copperweld.”

About Fushi Copperweld, Inc.
Fushi Copperweld, Inc. through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co,, Ltd., and Copperweld Bimetallics, LLC,, is the leading manufacturer and innovator of copper cladded bi-metallic engineered conductor products used in the electrical, telecommunications, automotive, utilities and industrial industries.  With extensive design and production capabilities and a long-standing dedication to customer service, Fushi-Copperweld, Inc. is the preferred choice bi-metallic products world-wide.  For more information, visit: www.fushicopperweld.com.

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect.  All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

Contact Information:

Nathan Anderson
Director of Investor Relations
Fushi Copperweld,Inc.
Email: IR@fushicopperweld.com
Tel: (+1) 931.433.0482

Bill Zima
Integrated Corporate Relations
Tel: 203-682-8200